SECOND AMENDED AND RESTATED
BYLAWS OF ARCIS RESOURCES CORPORATION

ARTICLE I
OFFICES

Section 1.                      PRINCIPAL OFFICE.

The principal office for the transaction of business of the corporation shall be fixed or may be changed by approval of a majority of the authorized Directors, and additional offices may be established and maintained at such other place or places as the Board of Directors may from time to time designate.

Section 2.                      OTHER OFFICES.

Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

ARTICLE II
DIRECTORS - MANAGEMENT

Section 1.                      RESPONSIBILITY OF BOARD OF DIRECTORS.

Subject to the provisions of applicable law and to any limitations in the Articles of Incorporation of the corporation relating to action required to be approved by the Shareholders, or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the corporation to an executive committee or others, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

Section 2.                      STANDARD OF CARE.

Each Director shall perform the duties of a Director, including the duties as a member of any committee of the Board upon which the Director may serve, in good faith, in a manner such Director believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances.

Section 3.                      NUMBER AND QUALIFICATION OF DIRECTORS.

The number of Directors shall be at least one.  The number of Directors may be fixed from time to time by action of the stockholders or of the Directors.

Section 4.                      ELECTION AND TERM OF OFFICE OF DIRECTORS.

Directors shall be elected at each annual meeting of the Shareholders to hold office until the next annual meeting. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 5.                      VACANCIES.

Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, except that a vacancy created by the removal of a Director by the vote or written consent of the Shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each Director so elected shall hold office until the next annual meeting of the Shareholders and until a successor has been elected and qualified. A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation, or removal of any Director, or if the Board of Directors by resolution declares vacant the office of a Director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of Directors is increased, or if the Shareholders fail, at any meeting of Shareholders at which any Director or Directors are elected, to elect the number of Directors to be voted for at that meeting. The Shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote. No reduction of the authorized number of Directors shall have the effect of removing any Director before that Directors’ term of office expires.

Section 6.                      REMOVAL OF DIRECTORS.

Subject to applicable law, the entire Board of Directors or any individual Director may be removed from office. In such case, the remaining Board members may elect a successor Director to fill such vacancy for the remaining unexpired term of the Director so removed.

Section 7.                      NOTICE, PLACE AND MANNER OF MEETINGS.

Meetings of the Board of Directors may be called by the Chairman of the Board, or the President, or any Vice President, or the Secretary, or any two (2) Directors and shall be held at the principal executive office of the corporation, unless some other place is designated in the notice of the meeting. Members of the Board may participate in a meeting through use of a conference telephone or similar communications equipment so long as all members participating in such a meeting can hear one another. Accurate minutes of any meeting of the Board or any committee thereof shall be maintained by the Secretary or other Officer designated for that purpose.

Section 8.                      ORGANIZATIONAL MEETINGS.

The organizational meetings of the Board of Directors shall be held immediately following the adjournment of the Annual Meetings of the Shareholders.

Section 9.                      OTHER REGULAR MEETINGS.

Regular meetings of the Board of Directors shall be held at the corporate offices, or such other place as may be designated by the Board of Directors, as follows: Time of Regular Meeting 9:00 AM Date of Regular Meeting: Last Friday of every month. If said day shall fall upon a holiday, such meetings shall be held on the next succeeding business day thereafter. No notice need be given of such regular meetings. .

Section 10.                      SPECIAL MEETINGS - NOTICES - WAIVERS.

Special meetings of the Board may be called at any time by the President or, if he or she is absent or unable or refuses to act, by any Vice President or the Secretary or by any two (2) Directors, or by one (1) Director if only one is provided. At least forty-eight (48) hours notice of the time and place of special meetings shall be delivered personally to the Directors or personally communicated to them by a corporate Officer by telephone or telegraph. If the notice is sent to a Director by letter, it shall be addressed to him or her at his or her address as it is shown upon the records of the corporation, or if it is not so shown on such records or if not readily ascertainable, at the place in which the meetings of the Directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail, postage prepaid, in the place in which the principal executive officer of the corporation is located at least four (4) days prior to the time of the holding of the meeting. Such mailing, telegraphing, telephoning or delivery as above provided shall be due, legal and personal notice to such Director. When all of the Directors are present at any Directors’ meeting, however called or noticed, and either (i) sign a written consent thereto on the records of such meeting or, (ii) if a majority of the Directors is present and if those not present sign a waiver of notice of such meeting or a consent to holding the meeting or an approval of the minute thereof, whether prior to or after the holding of such meeting, which said waiver, consent or approval shall be filed with the Secretary of the corporation, or, (iii) if a Director attends a meeting without notice but without protesting, prior thereto or at its commencement, the lack of notice, then the transactions thereof are as valid as if had at a meeting regularly called and noticed.

Section 11.                      DIRECTORS’ ACTION BY UNANIMOUS WR1TTEN CONSENT.

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of Directors, if authorized by a writing signed individually or collectively by all members of the Board. Such consent shall be filed with the regular minutes of the Board.

Section 12.                      QUORUM.

A majority of the number of Directors then in office shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the Directors present at any meeting at which there is a quorum, when duly assembled, is valid, as a corporate act; provided that a minority of the Directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Directors, if any action taken is approved by a majority of the required quorum for such meeting.

Section 13.                      NOTICE OF ADJOURNMENT.

Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned and held within twenty-four (24) hours, but if adjourned more than twenty-four (24) hours, notice shall be given to all Directors not present at the time of the adjournment.

Section 14.                      COMMITTEES.

Committees of the Board may be appointed by resolution passed by a majority of the whole Board. Committees shall be composed of two (2) or more members of the Board and shall have such powers of the Board as may be expressly delegated to it by resolution of the Board of Directors, except those powers expressly made non-delegable by applicable law.

Section 15.                      ADVISORY DIRECTORS.

The Board of Directors from time to time may elect one or more persons to be Advisory Directors who shall not by such appointment be members of the Board of Directors. Advisory Directors shall be available from time to time to perform special assignments specified by the President, to attend meetings of the Board of Directors upon invitation and to furnish consultation to the Board. The period during which the title shall be held may be prescribed by the Board of Directors. If no period is prescribed, the title shall be held at the pleasure of the Board.

Section 16.                      RESIGNATIONS.

Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later lime for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

ARTICLE III
OFFICERS

Section 1.                      OFFICERS.

The Officers of the corporation shall be a President, a Secretary, and a Treasurer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents, one or more Assistant Secretaries, or one or more Assistant Treasurers, and such other Officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person.

Section 2.                      ELECTION.

The Officers of the corporation, except such Officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the Board of Directors, and each shall hold office until he or she shall resign or shall be removed or otherwise disqualified to serve or a successor shall be elected.

Section 3.                      SUBORDINATE OFFICERS, ETC.

The Board of Directors may appoint such other Officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided by the By-Laws or as the Board of Directors may from time to time determine.

Section 4.                      REMOVAL AND RESIGNATION OF OFFICERS.

Subject to the rights, if any, of any Officer under any contract of employment, any Officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting of the Board, or except in case of an Officer chosen by the Board of Directors by any Officer upon whom such power of removal may be conferred by the Board of Directors. Any Officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the Officer is a party.

Section 5.                      VACANCIES.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filed in the manner prescribed in the By-Laws for regular appointment to that office.

Section 6.                      CHAIRMAN OF THE BOARD

The Chairman of the Board shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors or prescribed by the ByLaws.

Section 7.                      CHIEF EXECUTIVE OFFICER

The Chief Executive Officer shall, subject to the control of the Board of Directors, be responsible for formulating the operational policies of the corporation, and supervising the implementation thereof.  The Chief Executive Officer shall preside at all meetings of the Shareholders.

Section 8.                      PRESIDENT

The President shall be the Chief Operating Officer of the corporation.  In the absence of a separately appointed Chief Executive Officer, the President shall also be the Chief Executive Officer of the corporation.  Subject to the control of the Board of Directors and the Chief Executive Officer, the President shall have general supervision, direction and control of the business of the corporation. The President shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws.

Section 9.                      VICE PRESIDENT.

In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President; and when so acting shall have all the powers of, and be subject to, all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the By-Laws.

Section 10.                      SECRETARY.

The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of Directors and Shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors’ meetings, the number of shares present or represented at Shareholders’ meetings and the proceedings thereof. The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation’s transfer agent, a share register, or duplicate share register showing the names of the Shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give, or cause to be given, notice of all the meetings of the Shareholders and of the Board of Directors required by the By-Laws or by law to be given. He or she shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the By-Laws.

Section 11.                      CHIEF FINANCIAL OFFICER.

The Chief Financial Officer shall, subject to the control of the Board of Directors, be responsible for formulating the financial policies of the corporation, and supervising the implementation thereof.  The Chief Financial Officer shall also have such powers and duties of management as are customarily vested in the Chief Financial Officer of a public corporation.

Section 12.                      TREASURER.

In the absence of a separately appointed Chief Financial Officer, the Treasurer shall be the Chief Financial Officer of the Corporation.  Subject to the control of the Board of Directors and the Chief Financial Officer, the Treasurer shall keep and maintain, or cause to be kept and maintained in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares. The books of accounts shall at all reasonable times be open to inspection by any Director. This Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors.  He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the Chief Financial Officer and Directors, whenever they request it, an account of all of his or her transactions and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws.

ARTICLE IV
SHAREHOLDERS’ MEETINGS

Section 1.                      PLACE OF MEETINGS.

All meetings of the Shareholders shall be held at the principal executive office of the corporation unless some other appropriate and convenient location be designated for that purpose from time to time by the Board of Directors.

Section 2.                      ANNUAL MEETINGS.

The annual meetings of the Shareholders shall be held, each year, at the time and on the day following: Time of Meeting: 12:00 P.M. Date of Meeting June 1. If this day shall be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same hour. At the annual meeting, the Shareholders shall elect a Board of Directors, consider reports of the affairs of the corporation and transact such other business as may be properly brought before the meeting.

Section 3.                      SPECIAL MEETINGS.

Special meetings of the Shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, a Vice President, the Secretary, or by one or more Shareholders holding not less than one-tenth (1/10) of the voting power of the corporation. Except as next provided, notice shall be given as for the annual meeting. Upon receipt of a written request addressed to the Chairman, President, Vice President, or Secretary, mailed or delivered personally to such Officer by any person (other than the Board) entitled to call a special meeting of Shareholders, such Officer shall cause notice to be given to the Shareholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of such request. If such notice is not given within twenty (20) days after receipt of such request, the persons calling the meeting may give notice thereof in the same manner provided by these By-Laws.

Section 4.                      NOTICE OF MEETINGS - REPORTS.

Notice of meetings, annual or special, shall be given in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting to Shareholders entitled to vote thereat. Such notice shall be given by the Secretary or the Assistant Secretary, or if there be no such Officer, or in the case of his or her neglect or refusal, by any Director or Shareholder. Such notices or any reports shall be given personally or by mail and shall be sent to the Shareholder’s address appearing on the books of the corporation, or supplied by him or her to the corporation for the purpose of the notice. Notice of any meeting of Shareholders shall specify the place, the day and the hour of meeting, and (1) in case of a special meeting, the general nature of the business to be transacted and no other business may be transacted, or (2) in the case of an annual meeting, those matters which Board at date of mailing, intends to present for action by the Shareholders. At any meetings where Directors are to be elected notice shall include the names of the nominees, if any, intended at date of notice to be presented by management for election. If a Shareholder supplies no address, notice shall be deemed to have been given if mailed to the place where the principal executive office of the corporation is situated, or published at least once in some newspaper of general circulation in the County of said principal office. Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication. The Officer giving such notice or report shall prepare and file an affidavit or declaration thereof. When a meeting is adjourned for forty-five (45) days or more, notice of the adjourned meeting shall be given as in case of an original meeting. Save, as aforesaid, it shall not be necessary to give any notice of adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which said adjournment is taken.

Section 5.                      WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS.

The transactions of any meeting of Shareholders, however called and noticed, shall be valid as through had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the Shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting or an approval shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance shall constitute a waiver of notice, unless objection shall be made as provided in applicable law.

Section 6.                      SHAREHOLDERS ACTING WITHOUT A MEETING - DIRECTORS.

Any action which may be taken at a meeting of the Shareholders, may be taken without a meeting or notice of meeting if authorized by a writing signed by all of the Shareholders entitled to vote at a meeting for such purpose, and filed with the Secretary of the corporation, provided, further, that while ordinarily Directors can be elected by unanimous written consent, if the Directors fail to fill a vacancy, then a Director to fill that vacancy may be elected by the written consent of persons holding a majority of shares entitled to vote for the election of Directors.

Section 7.                      OTHER ACTIONS WITHOUT A MEETING.

Unless otherwise provided for under applicable law or the Articles of Incorporation, any action which may be taken at any annual or special meeting of Shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless the consents of all Shareholders entitled to vote have been solicited in writing, (1) Notice of any Shareholder approval without a meeting by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval, and (2) Prompt notice shall be given of the taking of any other corporate action approved by Shareholders without a meeting by less than unanimous written consent, to each of those Shareholders entitled to vote who have not consented in writing. Any Shareholder giving a written consent, or the Shareholder’s proxyholders, or a transferee of the shares of a personal representative of the Shareholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

Section 8.                      QUORUM.

The holder of a majority of the shares entitled to vote thereat, present in person, or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws. If, however, such majority shall not be present or represented at any meeting of the Shareholders, the shareholders entitled to vote thereat, present in person, or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at a meeting as originally notified. If a quorum be initially present, the Shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken is approved by a majority of the Shareholders required to initially constitute a quorum.

Section 9.                      VOTING.

Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day of any meeting of Shareholders, unless some other day be fixed by the Board of Directors for the determination of Shareholders of record, and then on such other day, shall be entitled to vote at such meeting. The Board of Directors may fix a time in the future not exceeding sixty (60) days preceding the date of any meeting of Shareholders or the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any allotment of rights or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only Shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, to receive such dividends, distribution or allotment of rights, or to exercise such rights, as the case may be notwithstanding any transfer of any share on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period.

Section 10.                      PROXIES.

Every Shareholder entitled to vote, or to execute consents, may do so, either in person or by written proxy, executed in accordance with the provisions of applicable law filed with the Secretary of the corporation.

Section 11.                      ORGANIZATION.

The Chief Executive Officer or, in his absence, the President, or in the absence of the President, any Vice President, shall call the meeting of the Shareholders to order, and shall act as Chairman of the meeting. In the absence of the Chief Executive Officer, the President and all of the Vice Presidents, Shareholders shall appoint a Chairman for such meeting. The Secretary of the corporation shall act as Secretary of all meetings of the Shareholders, but in the absence of the Secretary at any meeting of the Shareholders, the presiding Officer may appoint any person to act as Secretary of the meeting.

Section 12.                      INSPECTORS OF ELECTION.

In advance of any meeting of Shareholders, the Board of Directors may, if they so elect, appoint inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed or if persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any Shareholder or his or her proxy shall, make such appointment at the meeting in which case the number of inspectors shall be either one (1) or three (3) as determined by a majority of the Shareholders represented at the meeting.

ARTICLE V
CERTIFICATES AND TRANSFER OF SHARES

Section 1.                      CERTIFICATES FOR SHARES.

Certificates for shares shall be of such form and device as the Board of Directors may designate,   and shall state the name of the record holder of the shares represented thereby, its number and its date of issuance. Whenever the corporation is authorized to issue more than one class of stock or more than one series of any class of stock, the certificates representing stock of any class or series shall set forth the statements prescribed by the General Corporation Law. All certificates shall be signed in the name of the corporation by the Chairman of the Board or Vice Chairman of the Board or the President or Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the Shareholder. Any or all of the signatures on the certificate may be facsimile. In case any Officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that Officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an Officer, transfer agent, or registrar at the date of issuance.

Section 2.                      TRANSFER ON THE BOOKS.

Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3.                      LOST OR DESTROYED CERTIFICATES.

Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall, if the Directors so require, give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued in the same tender and for the same number of shares as the one alleged to be lost or destroyed.

Section 4.                      TRANSFER AGENTS AND REGISTRARS.

The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 5.                      CLOSING STOCK TRANSFER BOOKS - RECORD DATE.

In order that the corporation may determine the Shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect to any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action. If no record date is fixed, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is given. The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

ARTICLE VI
RECORDS - REPORTS - INSPECTION

Section 1.                      RECORDS.

The corporation shall maintain, in accordance with generally accepted accounting principles, adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal executive office as fixed by the Board of Directors from time to time.

Section 2.                      INSPECTION OF BOOKS AND RECORDS.

All books and records shall be open to inspection of the Directors and Shareholders from time to time and in the manner provided under applicable law.

Section 3.                      CERTIFICATION AND INSPECTION OF BY-LAWS.

The original or a copy of these By-Laws, as amended or otherwise altered to date, certified by the Secretary, shall be kept at the corporation’s principal executive office and shall be open to inspection by the Shareholders at all reasonable times during office hours.

Section 4.                      CHECK, DRAFTS, ETC.

All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by the Board of Directors.

ARTICLE VII
AMENDMENTS TO BY-LAWS

Section 1.                      AMENDMENT BY SHAREHOLDERS.

New By-Laws may be adopted or these By-Laws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.

Section 2.                      POWERS OF DIRECTORS.

Subject to the right of the Shareholders to adopt, amend or repeal By-Laws, as provided in Section 1 of this Article VII, and the limitations, if any, under law, the Board of Directors may adopt, amend or repeal any of these By-Laws.

Section 3.                      RECORD OF AMENDMENTS.

Whenever an amendment or new By-Law is adopted, it shall be copied in the book of By-Laws with the original By-Laws, in the appropriate place. If any By-Law is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.
ARTICLE VII
CORPORATE SEAL

Section 1.                      SEAL.
The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the date and State of incorporation.

ARTICLE IX
MISCELLANEOUS

Section 1.                      REPRESENTATION OF SHARES IN OTHER CORPORATIONS.

Shares of other corporations standing in the name of this corporation may be voted or represented and all incidents thereto may be exercised on behalf of the corporation by the Chief Executive Officer, the President or any Vice President and the Secretary or an Assistant Secretary.

Section 2.                      SUBSIDIARY CORPORATIONS.

Shares of this corporation owned by a subsidiary shall not be entitled to vote on any matter. A subsidiary for these purposes is defined as a corporation, the shares of which possessing more than 25% of the total combined voting power of all classes of shares entitled to vote, are owned by the corporation directly or indirectly through one (1) or more subsidiaries.

Section 3.                      INDEMNITY.

Subject to applicable law, the corporation may indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate. In any event, the corporation shall have the right to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Section 4.                      ACCOUNTING YEAR

The accounting year of the corporation shall be fixed by resolution of the Board of Directors.

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